UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022 (May 8, 2022)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filing

As previously disclosed, on May 8, 2022 (the “Petition Date”), Armstrong Flooring, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiaries, Armstrong Flooring Latin America, Inc., a Delaware corporation, Armstrong Flooring Canada Ltd., a British Columbia corporation, and AFI Licensing LLC, a Delaware limited liability company (collectively with the Company, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their chapter 11 cases (the “Chapter 11 Cases”) pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re Armstrong Flooring, Inc., et al. (Case No. 22-10426). The Debtors will continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On May 11, 2022, the Company received certain “first day relief” from the Court, including the consensual use of cash collateral of approximately $10 million through May 13, 2022, which will allow the Company to continue to operate in the ordinary course of business, including, but not limited to, to pay critical vendors up to $1,000,000 through May 13, 2022, when there will be a subsequent hearing to allow them to obtain additional funding to pay critical vendors in accordance with an order to be entered by the Court, as well as to pay employee wages and benefits, honor customer programs, pay shippers in the ordinary course, in each case in accordance with the “first day relief” order. A hearing before the Court is scheduled on May 13, 2022, to consider further relief with respect to debtor-in-possession financing and additional funding for payments to critical vendors. The Company continues to be in negotiations with its existing lenders regarding an alternative debtor-in-possession financing arrangement and is seeking resolution of such negotiations. The debtor-in-possession financing available to the Company at this time is pursuant to the DIP Credit Agreement (as defined below), subject to Court approval.

Additional information about the Chapter 11 Cases, including access to Court documents, is available online at https://dm.epiq11.com/case/armstrongflooring/dockets, a website administered by Epiq Corporate Restructuring, LLC, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Debtor-In-Possession Financing

On May 9, 2022, to ensure access to sufficient liquidity throughout the Chapter 11 Cases, the Debtors filed a motion seeking Court approval to execute, enter into and perform under a proposed Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “DIP Credit Agreement”) by and among the Company, as borrower, certain of the other Debtors, as guarantors (together with the Company, the “DIP Loan Parties”), the lenders from time to time party thereto (the “DIP Lenders”) and JMB Capital Partners Lending, LLC, as administrative agent (in such capacity, the “DIP Agent”). Pursuant to the DIP Credit Agreement, the DIP Lenders have agreed to provide a senior secured super-priority debtor-in-possession credit facility (the “DIP Facility”) consisting of a multiple draw term loan facility in the aggregate principal amount of $30 million. The DIP Credit Agreement provides sufficient liquidity for the Company to operate as a debtor-in-possession and fulfill ongoing commitments to stakeholders.

The obligations of the DIP Loan Parties under the DIP Credit Agreement will have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses under the Bankruptcy Code, subject to a carveout as specified in any interim or final order entered by the Court approving or authorizing the Company’s entry into and performance under the DIP Credit Agreement (the “DIP Orders”). The obligations of the DIP Loan Parties under the DIP Credit Agreement shall be secured by a super-priority priming lien and security interest in substantially all of the assets of the DIP Loan Parties (the “DIP Collateral”) pursuant to the DIP Credit Agreement and the DIP Orders, subject to certain exceptions and having the priorities set forth in the DIP Orders. Pursuant to the DIP Orders, the security interests granted in the DIP Collateral in connection with the DIP Credit Agreement will prime and be given priority over the prepetition liens granted under the Prepetition Credit Facilities (as defined below).

The proceeds of the DIP Facility will be used by the DIP Loan Parties, as permitted by the DIP Orders and the DIP Credit Agreement, for working capital and general corporate purposes, the payment of fees and expenses in connection with the transactions related thereto, the pursuit of sale transactions, and bankruptcy-related costs and expenses in accordance with the approved budget.

The DIP Facility matures 60 days after the Petition Date and is subject to one 30-day extension at the Company’s request absent the occurrence of an event of default under the DIP Credit Agreement and related loan documents.

Borrowings under the DIP Credit Agreement will bear interest at a rate per annum on the daily balance equal to 10.0% (increased to 15.0% upon the occurrence of an event of default).

Subject to certain conditions, the Company is required to pay to the DIP Lenders (i) a commitment fee equal to 2.0% of the aggregate commitment under the DIP Credit Agreement which shall be earned on the effective date of the DIP Credit Agreement and payable on the date upon which the first advance is made under the DIP Credit Agreement and (ii) an exit fee equal to 4.0% of the aggregate commitment under the DIP Credit Agreement which shall be payable on the principal amount of any prepayments at the time of such prepayment. Any remaining amount, equal to 4.0% of the commitment less the aggregate amount of such prepayments, shall be paid on the maturity date of the DIP Credit Agreement.

The DIP Credit Agreement contains customary representations, warranties and covenants that are typical and customary for debtor-in-possession facilities of this type, including, but not limited to restrictions on indebtedness, liens, fundamental changes, dividends and distributions, payments of other indebtedness, investments, the use of proceeds, capital expenditures and transactions with affiliates and compliance with case milestones and compliance with an approved budget (subject to certain permitted variances). The DIP Credit Agreement also contains customary events of default, including as a result of certain events occurring in the Chapter 11 Cases. The DIP Credit Agreement is subject to approval by the Court and is subject to customary conditions precedent.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed document memorializing the DIP Facility, which is attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 of this Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference. The Company’s obligations under the DIP Credit Agreement are subject to Court approval.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Prepetition Credit Facilities”):

•

Credit Agreement, dated as of December 31, 2018 (as amended or supplemented from time to time), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, as Australian security trustee and as letter of credit issuer and as swingline lender; and

•

Term Loan Agreement, dated as of June 23, 2020 (as amended or supplemented from time to time), by and among the Company and Armstrong Flooring Pty Ltd, as borrowers, the guarantors named therein, the lenders party thereto and Pathlight Capital LP, as administrative agent, collateral agent and Australian security trustee.

The Prepetition Credit Facilities provide that, as a result of the commencement of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable.

Any efforts to enforce the payment obligations under the Prepetition Credit Facilities are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Prepetition Credit Facilities are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 9, 2022, the Company received a notice (the “NYSE Notice”) from the New York Stock Exchange (“NYSE”) stating that NYSE Regulation has determined to commence proceedings to delist the Company’s common stock, par value $0.0001, from the NYSE.

NYSE Regulation reached its decision that the Company is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D after the Company filed petitions for relief under chapter 11 of the Bankruptcy Code in the Court on May 8, 2022. The NYSE Notice also indicated that NYSE’s application to the Securities and Exchange Commission to delist the Company’s common stock is pending, subject to the completion of all applicable procedures, including any appeal by the Company of NYSE Regulation’s decision.

Under NYSE delisting procedures, the Company has the right to appeal this determination. The Company is currently considering whether to appeal the delisting decision, and will make that determination prior to the expiration of the appeal period.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties could impact the outcome of the Chapter 11 Cases. Holders of the Company’s equity securities will likely be entitled to little or no recovery on their investment following the Chapter 11 Cases, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities given the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement, by and among the Company, as borrower, the guarantors named therein, the lenders from time to time party thereto and JMB Capital Partners Lending, LLC, as administrative agent

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: May 12, 2022

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